                                                                 EXHIBIT 4.2

                    PIONEER NATURAL RESOURCES (CANADA) LTD.
            CONTINUED UNDER THE BUSINESS CORPORATIONS ACT (ALBERTA)
       PROROGEE SELON LA LOI INTITULEE BUSINESS CORPORATIONS ACT (ALBERTA)

NUMBER - NUMERO                                              SHARES - ACTIONS
EX                                        CUSIP 723918 10 8


THIS CERTIFIES THAT
LES PRESENTES ATTESTENT QUE



IS THE REGISTERED HOLDER OF
EST LE PORTEUR INSCRIT DE

FULLY PAID AND NON-ASSESSABLE           ACTIONS ECHANGEABLES ENTIEREMENT
EXCHANGEABLE SHARES WITHOUT PAR         LIBEREES, SANS VALEUR NOMINALE,
VALUE IN THE CAPITAL OF                 DU CAPITAL DE

              PIONEER NATURAL RESOURCES (CANADA) LTD.

transferable on the books of the        lesquelles peuvent etre transferees
Corporation by the registered holder    dans les livres de la societe soit en
in person or by attorney duly auth-     personne soit par fonde de pouvoir
orized in writing upon surrender of     dument autorise par ecrit sur remise
this certificate properly endorsed.     du present certificat dument endosse.

   This certificate is not valid           Le present certificat ne sera valide
until countersigned and registered      que s'il est contresigne et enregistre
by the Registrar and Transfer Agent     par l'agent charge de la tenue des
of the Corporation.                     registres et l'agent des transferts de
                                        la societe.
   In Witness Whereof the Corporation
has caused this certificate to be          En foi de quoi, la societe a fait
signed by the facsimile signatures of   signer le present certificat par les
its duly authorized officers.           signatures autographiees de ses
                                        dirigeants dument autorises.
                  Dated/Date du

COUNTERSIGNED AND REGISTERED - CONTRESIGNE ET ENREGISTRE
MONTREAL TRUST COMPANY OF CANADA    CALGARY
COMPAGNIE MONTREAL TRUST DU CANADA  TORONTO
REGISTRAR AND TRANSFER AGENT
AGENT CHARGE DE LA TENUE DES REGISTRES ET AGENT DES TRANSFERTS



BY - PAR       SPECIMEN                   /s/ GLEN SCHMIDT   /s/ MARK L. WITHROW
        ------------------------------
        AUTHORIZED OFFICER - DIRIGEANT    PRESIDENT          VICE PRESIDENT
        AUTORISE                          PRESIDENT          VICE-PRESIDENT

THE SHARES REPRESENTED BY THIS CERT-    LES ACTIONS REPRESENTEES PAR LE PRESENT
IFICATE ARE TRANSFERABLE AT THE         CERTIFICAT SONT CESSIBLES AUX PRINCIPAUX
OFFICES OF MONTREAL TRUST COMPANY OF    BUREAUX DE LA COMPAGNIE MONTREAL TRUST
CANADA IN CALGARY, ALBERTA AND TORONTO, DU CANADA DANS LES VILLES DE CALGARY
ONTARIO.                                (ALBERTA) ET TORONTO (ONTARIO).

The class of shares represented by this certificate has rights, privileges, restrictions or conditions attached thereto and the Corporation will furnish to a shareholder, on demand and without charge, a full copy of the text of the rights, privileges, restrictions and conditions attached to the class of shares represented by this certificate. The holder hereof also has certain rights and is entitled to certain benefits pursuant to the Voting and Exchange Trust Agreement (the "Agreement") among Pioneer Natural Resources Company ("Pioneer"), the Corporation and Montreal Trust Company of Canada (the "Trustee"), including
(a) the right to instruct the Trustee with respect to the exercise of (i) voting rights in respect of a special voting share of Pioneer and (ii) the right to exchange the share(s) represented hereby for shares of common stock of Pioneer and (b) the benefits of the obligation of Pioneer to effect the automatic exchange of shares of common stock of Pioneer for the share(s) represented hereby, pursuant to the terms and conditions of the Agreement. The Corporation and Pioneer have entered into an agreement (the "Support Agreement") pursuant to which Pioneer has agreed to take certain actions to ensure that the Corporation will be able to make certain payments and cause to be delivered shares of common stock of Pioneer in satisfaction of the obligations of the Corporation under the rights, privileges, restrictions and conditions attaching to the shares represented hereby. Copies of the Agreement and the Support Agreement are available for inspection at the registered office of the Corporation. The share(s) represented hereby are subject to certain overriding purchase rights of Pioneer pursuant to the articles of the Corporation and the Plan of Arrangement effected December 18, 1997 under the Business Corporations Act (Alberta) in respect of Chauvco Resources Ltd. upon the proposed liquidation, dissolution or winding-up of the Corporation and upon the proposed redemption by the Corporation of the share(s) represented hereby, and notice of the terms and conditions of such articles is hereby given.

La categone des actions representees par le present certificat comporte les droits, privileges, restrictions ou conditions qui y sont rattaches et la societe fournira a l'actionnaire, sur demande et sans frais, un exemplaire du texte integral de tels droits, privileges, restrictions et conditions. Le porteur des presentes a egalement certains droits et beneficie de certains avantages suivant la convention de vote et d'echange en fideicommis (la "convention") entre Pioneer Natural Resources (Canada) Ltd. ("Pioneer"), la societe et la Compagnie Montreal Trust du Canada (le "fiduciaire"), y compris a) le droit de donnor au fiduciaire des instructions a l'egard de l'exercice i) des droits de vote rattaches a une action avec droit de vote special de Pioneer et
ii) du droit d'echanger les actions representees par les presentes contre des actions ordinaires de Pioneer et b) le benefice de l'obligation de Pioneer d'effectuer l'echange automatique d'actions ordinaires de Pioneer contre les actions representees par les presentes, suivant les modalites de la convention. La societe et Pioneer ont conclu une covnention (la "convention du soutien") suivant laquelle Pioneer a convenu de prendre certaines mesures pour s'assurer que la societe soit capable d'effectuer certains paiements et de faire en sorte que soient livrees les actions ordinaires de Pioneer en reglement des obligations de la societe decoulant des droits, privileges, restrictions et conditions rattaches aux actions representees par les presentes. Des exemplaires de la convention et de la convention de soutien pouvent etre examines au siege social de la societe. Les actions representees par les presentes sont assorties de certains droits d'achat derogatoires de Pioneer suivant les statuts de la societe et le plan d'arrangement concernant Chauvco Resources Ltd. conclu le 18 decembre 1997, en vertu de la Business Corporations Act (Alberta) advenant la liquidation ou la dissolution proposees de la societe ou advenant le rachat propose par la societe des actions representees par les presentes, et avis des modalites de tels statuts est par les presentes donne.

--------------------------------------------------------------------------------
     SHARE TRANSFER POWER               PROCURATION POUR LE TRANSFERT D'ACTIONS

       Please insert social insurance number of transferee, if applicable Priere d'inscrire le numero d'assurance sociale du cessionnaire, s'il y a lieu

                         ----------------------------------

                         ----------------------------------

For Value Received, the undersigned hereby sells, assigns         Pour valeur recue, le soussigne vend, cede et transfere
and transfers unto
                                                                                                                           shares
                                                                                                                           actions
--------------------------------------------------------------------------------------------------------------------------
represented by this certificate, and does hereby irrevocably      representees par le present certificat et designe
constitute and appoint                                            irrevocablement

----------------------------------------------------------------------------------------------------------------------------------
attorney to transfer the said shares on the registers of the      son fonde de pouvoir pour transferer lesdites actions au
within named Corporation with full power of substitution in       registre de la societe designee aux presentes avec plein
the premises.                                                     pouvoir de substitution aux presentes.

---------------------   -------------------------------------------------------   ------------------------------------------------
        (Date)          (Signature of Shareholder - Signature de l'actionnaire)    (Guarantee of Signature - Aval de la signature)

--------------------------------------------------------------------------------

                              NOTICE OF RETRACTION

     To the Corporation and Pioneer

     This notice is given pursuant to Article 6 of the provisions (the "Share Provisions") attaching to the share(s) represented by this certificate and all capitalized words and expressions used in this notice which are defined in the Share Provisions have the meanings ascribed to such words and expressions in such Share Provisions.

     The undersigned hereby notifies the Corporation that, subject to the Retraction Call Right referred to below, the undersigned desires to have the Corporation redeem in accordance with Article 6 of the Share Provisions:

[ ]  all share(s) represented by this certificate; or

[ ]  --------------------------------------------- share(s) only.

     The undersigned hereby notifies the Corporation that the Retraction Date
     shall be    .
             ----

NOTE: The Retraction Date must be a Business Day and must be not less than three Business Days nor more than 10 Business Days after the date upon which this notice is received by the Corporation. In the event that no such Business Day is specified above, the Retraction Date shall be deemed to be the tenth Business Day after the date on which this notice is received by the Corporation.

     The undersigned acknowledges the Retraction Call Right of Pioneer to purchase all but not less than all the Retracted Shares from the undersigned and that this notice shall be deemed to be a revocable offer by the undersigned to sell the Retracted Shares to Pioneer in accordance with the Retraction Call Right on the Retraction Date for the Retraction Price and on the other terms and conditions set out in Section 6.3 of the Share Provisions. If Pioneer determines not to exercise the Retraction Call Right, the Corporation will notify the undersigned of such fact as soon as possible. This Notice of Retraction, and offer to sell the Retracted Shares to Pioneer, may be revoked and withdrawn by the undersigned by notice in writing given to the Corporation at any time before the close of business on the Business Day immediately preceding the Retraction Date.

     The undersigned acknowledges that if, as a result of solvency provisions of applicable law, the Corporation is unable to redeem all Retracted Shares, the undersigned will be deemed to have exercised the Exchange Right (as defined in the Agreement) so as to require Pioneer to purchase the unredeemed Retracted Shares.

     The undersigned hereby represents and warrants to the Corporation and Pioneer that the undersigned has good title to, and owns, the share(s) represented by this certificate to be acquired by the Corporation or Pioneer, as the case may be, free and clear of all liens, claims and encumbrances.

[ ]  Toronto   Please check applicable box if the securities and any cheque(s)
               resulting from the retraction or purchase of the Retracted Shares are to be held for pick-up by the shareholder at the principal transfer office of the Transfer Agent in Toronto or Calgary, failing which the securities and any cheque(s) will be mailed to
[ ]  Calgary   the last address of the shareholder as it appears on the
               register.

NOTE: This panel must be completed and this certificate, together with such additional documents as the Transfer Agent may require, must be deposited with the Transfer Agent at its principal transfer office in Toronto or Calgary. The securities and any cheque(s) resulting from the retraction or purchase of the Retracted Shares will be issued and registered in, and made payable to, respectively, the name of the shareholder as it appears on the register of the Corporation and the securities and cheque(s) resulting from such retraction or purchase will be delivered to such shareholder as indicated above, unless the form appearing immediately below is duly completed.

                       AVIS DE RACHAT AU GRE DU PORTEUR

     A la societe et a Pioneer

     Le present avis est donne suivant l'article 6 des dispositions (les "dispositions afferentes aux actions") rattachees aux actions representees par le present certificat et certains mots utilises dans le present avis qui sont definis dans les dispositions afferentes aux actions ont le sens qui leur est attribue dans lesdites dispositions.

     Par les presentes, le soussigne avise la societe que, sous reserve du droit d'achat mentionne ci-apres, il desire que la societe rachete conformement a l'article 6 des dispositions afferentes aux actions:

[ ]  la totalite des actions representees par le present certificat; ou
[ ]  ____________________________________ action(s) seulement.

     Le soussigne avise la societe que la date de rachat au gre du porteur est le ___________________________.

NOTE: La date de rachat au gre du porteur doit etre un jour ouvrable et ne peut pas etre de moins de trois jours ouvrables ni plus de 10 jours ouvrables apres la date a laquelle la societe recoit le present avis. Si aucun jour ouvrable n'est indique precedemment, la date de rachat au gre du porteur est reputee etre le dixieme jour ouvrable apres la date a laquelle la societe recoit le present avis.

     Le soussigne reconnait que le droit d'achat de Pioneer permettant a celle-ci de lui acheter la totalite mais non moins de la totalite des actions ayant fait l'objet du privilege de rachat au gre du porteur et que le present avis est repute etre une offre revocable par le soussigne de vendre a Pioneer les actions a racheter a la demande du porteur conformement au droit d'achat a la date de rachat au gre du porteur, au prix de rachat et suivant les autres modalites etablies a l'article 6.3 des dispositions afferentes aux actions. Si Pioneer decide de ne pas exercer le droit d'achat, la societe en avisera le soussigne aussitot que possible. Le soussigne peut revoquer et retirer le present avis de rachat au gre du porteur et ladite offre de vente a Pioneer en donnant un avis ecrit a la societe en tout temps avant la fermeture des bureaux le jour ouvrable precedant immediatement la date de rachat au gre du porteur.

     Le soussigne reconnait que si, en raison de dispositions legislatives sur l'insolvabilite applicables, la societe est incapable de racheter la totalite des actions a racheter a la demande du porteur, il est repute avoir actions a racheter a la demande du porteur qui n'auront pas ete rachetees.

     Par les presentes, le soussigne declare et garantit a la societe et a Pioneer qu'il a un titre de propriete bon et valable dans les actions representees par le present certificat qui seront acquises par la societe ou Pioneer, selon le cas, libres de toute priorite, reclamation et charge.

______________  ________________________________  ______________________________
   (Date)          Signature of Shareholder -       (Guarantee of Signature -
                   Signature de l'actionnaire)      Aval de la signature

[ ]  Toronto   Veuillez cocher la case applicable si les titres et les cheques resultant du rachat ou de l'achat des actions a racheter a la demande du porteur doivent etre gardes pour que l'actionnaire les
[ ]  Calgary   recupere au bureau principal des transferts de l'agent des transfert a Toronto ou a Calgary, sinon les titres et les cheques seront postes a la derniere adresse de l'actionnaire qui parait au registre.

NOTE: Cette partie doit etre remplie et le present certificat, avec les document supplementaires que l'agent des transferts peut demander, doit etre depose aupres de l'agent des transferts a son bureau principal des transferts a Toronto ou Calgary. Les titres et les cheques resultant du rachat au gre du porteur ou de l'achat des actions a racheter a la demande du porteur seront emis, immatricules et payables au nom de l'actionnaire comme il parait au registre de la societe et de tels titres et cheques seront livres a l'actionnaire comme il est indique precedemment, a moins que le formulaire qui suit soit dument rempli.

---------------------------------------------------------------------   -------------------------
Name of Person in Whose Name Securities or Cheque(s) Are To Be          Date
  Registered, Issued or Delivered (please print)
Nom de la personne au nom de qui les titres ou les cheques doivent etre immatricules, emis ou livres (en caracteres d'imprimerie)


---------------------------------------------------------------------   --------------------------
Street Address or P.O. Box - Adresse ou boite postale                   Signature of Shareholder -
                                                                        Signature de l'actionnaire


---------------------------------------------------------------------   --------------------------
City - Ville/Province                                                   Signature Guaranteed by -
                                                                        Signature avalisee par


---------------------------------------------------------------------   --------------------------

NOTE: If the notice of retraction is for less than all of the share(s) represented by this certificate, a certificate representing the remaining shares of the Corporation will be issued and registered in the name of the shareholder as it appears on the register of the Corporation, unless the Share Transfer Power hereon is duly completed in respect of such shares.

NOTE: Si l'avis de rachat au gre du porteur vise moins de la totalite des actions representees par le present certificat, un certificat representant le reste des actions de la societe sera delivre et immatricule au nom de l'actionnaire comme il parait au registre de la societe, a moins que la procuration pour le transfert d'actions ait ete dument remplie a l'egard de telles actions.

           NOTICE OF EXERCISE OF EXCHANGE RIGHT UPON INSOLVENCY EVENT

     To the Corporation, the Trustee and Pioneer

     In accordance with, and subject to, the rights, privileges, restrictions and conditions attaching to the share(s) represented by this certificate, the undersigned hereby instructs the Trustee to exercise the Exchange Right (as defined in the Agreement) upon the occurrence and during continuance of an Insolvency Event (as defined in the Agreement) so as to require Pioneer to purchase from the undersigned:

[ ]  all share(s) represented by this certificate; or

[ ]  ________________________________________________ share(s) only.

     The undersigned hereby represents and warrants to the Corporation and Pioneer that the undersigned has good title to, and owns, the share(s) represented by this certificate to be acquired by Pioneer free and clear of all liens, claims and encumbrances.

[ ]  Toronto   Please check applicable box if the securities and any cheque(s)
               resulting from the exercise of the Exchange Right are to be held for pick-up by the shareholder at the principal transfer office of the Transfer Agent in Toronto or Calgary, failing which the
[ ]  Calgary   securities and any cheque(s) will be mailed to the last address of the shareholder as it appears on the register.

NOTE: This panel must be completed and this certificate, together with such additional documents as the Transfer Agent may require, must be deposited with the Transfer Agent at its principal transfer office in Toronto or Calgary. The securities and any cheque(s) resulting from the exercise of the Exchange Right will be issued and registered in, and made payable to, respectively, the name of the shareholder as it appears on the register of the Corporation and the securities and cheque(s) resulting from such exchange will be delivered to such shareholder as indicated above, unless the form appearing immediately below is duly completed.

           AVIS D'EXERCICE DU DROIT D'ECHANGE LORS DE L'INSOLVABILITE

     A la societe, au fiduciaire et a Pioneer

     Sous reserve des droits, privileges, restrictions et conditions rattaches aux actions representees par le present certificat et conformement a ceux-ci, le soussigne demande au fiduciaire d'exercer le droit d'echange (selon la definition dans la convention) a la survenance d'un cas d'insolvabilite (selon la definition dans la convention) et tant qu'il durera de facon a obliger Pioneer a lui acheter:

[ ]  la totalite des actions representees par le present certificat; ou

[ ]  ________________________________________________ action(s) seulement.

     Par les presentes, le soussigne declare et garantit a la societe et a Pioneer qu'il a un titre de propriete bon et valable dans les actions representees par le present certificat qui seront acquises par Pioneer, libres de toute priorite, reclamation et charge.

______________  ________________________________  ______________________________
   (Date)          Signature of Shareholder -       (Guarantee of Signature -
                   Signature de l'actionnaire)      Aval de la signature)

[ ]  Toronto   Veuillez cocher la case applicable si les titres et les cheques resultant de l'exercice du droit d'echange doivent etre gardes pour que l'actionnaire les recupere au bureau principal des
[ ]  Calgary   transferts de l'agent des transferts a Toronto ou a Calgary, sinon les titres et les cheques seront postes a la derniere adresse de l'actionnaire qui parait au registre.

NOTE: Cette partie doit etre remplie et le present certificat, avec les document supplementaires que l'agent des transferts peut demander, doit etre depose aupres de l'agent des transferts a son bureau principal des transferts a Toronto ou Calgary. Les titres et les cheques resultant de l'exercice du droit d'echange seront emis, immatricules et payables au nom de l'actionnaire comme il parait au registre de la societe et de tels titres et cheques seront livres a l'actionnaire comme il est indique precedemment, a moins que le formulaire qui suit soit dument rempli.

---------------------------------------------------------------------   -------------------------
Name of Person in Whose Name Securities or Cheque(s) Are To Be          Date
  Registered, Issued or Delivered (please print)
Nom de la personne au nom de qui les titres ou les cheques doivent etre immatricules, emis ou livres (en caracteres d'imprimerie)


---------------------------------------------------------------------   --------------------------
Street Address or P.O. Box - Adresse ou boite postale                   Signature of Shareholder -
                                                                        Signature de l'actionnaire


---------------------------------------------------------------------   --------------------------
City - Ville/Province                                                   Signature Guaranteed by -
                                                                        Signature avalisee par


---------------------------------------------------------------------   --------------------------

NOTE: If the election to exchange is for less than all of the share(s) represented by this certificate, the remaining shares will be registered in the name of the shareholder as it appears on the register of the Corporation, unless the Share Transfer Power hereon is duly completed in respect of such shares.

NOTE: Si l'echange vise moins de la totalite des actions representees par le present certificat, le reste des actions sera immatricule au nom de l'actionnaire comme il parait au registre de la societe, a moins que la procuration pour le transfert d'actions ait ete dument remplie a l'egard de telles actions.

NOTICE:The signature to the Share Transfer Power, Notice of Retraction or
       Notice of Exercise of Exchange Right must correspond with the name as written upon the face of this certificate in every particular without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank, trust company or member of a recognized stock exchange whose signature is acceptable to the Transfer Agent and Registrar.

AVIS: La signature apposee sur la procuration pour le transfert d'actions, l'avis de rachat au gre du porteur ou l'avis d'exercice du droit d'echange doit correspondre en tous points au nom ecrit au recto du present certificat sans modification ni ajout d'aucune sorte et doit etre avalisee par une banque, une societe de fiducie ou un membre d'une bourse reconnue dont la signature est acceptable pour l'agent des transferts et l'agent charge de la tenue des registres.